UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 22, 2020

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway
Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01          Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Between April 20, 2020 and April 22, 2020, certain subsidiaries of OneWater Marine Inc. (the “Company”) entered into separate promissory notes with Hancock Whitney Bank providing for loans under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), administered by the U.S. Small Business Administration (each, a “SBA Loan” and collectively, the “SBA Loans”).

The amount outstanding under each SBA Loan ranges from  $0.8 million to $6.2 million and totals approximately $14.1 million in the aggregate. The SBA Loans bear interest at a rate of 1.0% per annum and mature on the second anniversary of the date of each applicable SBA Loan. Monthly principal and interest payments on each of the SBA Loans will commence in November 2020.

The SBA Loans provide for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of covenants and material adverse effects. The Company and its subsidiaries were not required to provide any collateral or guarantees for the SBA Loans. Under the terms of the CARES Act, certain amounts of the SBA Loans may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company is continuing to evaluate the impact of federal guidance released to date related to the CARES Act and the SBA Loans. The lenders under the Company's previously disclosed credit facilities waived entry into the SBA Loans.

The foregoing description of the SBA Loans is qualified in its entirety by reference to the full text of the promissory notes providing for the SBA Loans, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and incorporated in this Item 2.03 by reference.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the Company’s use of the proceeds of the SBA Loans and its application for, and ability to obtain, forgiveness of the SBA Loans. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on the Company, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

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Important factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include financial market conditions, actions by the Company or its subsidiaries; changes by governmental authorities regarding the CARES Act or related administrative matters and the Company’s and its subsidiaries’ abilities to comply with the terms of the SBA Loans and the CARES Act, including to use the proceeds of the SBA Loans as described herein. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Promissory Note, dated as of April 20, 2020, by and between One Water Assets & Operations, LLC and Hancock Whitney Bank.

10.2	Promissory Note, dated as of April 20, 2020, by and between Bosun’s Assets & Operations, LLC and Hancock Whitney Bank.

10.3	Promissory Note, dated as of April 21, 2020, by and between Midwest Assets & Operations, LLC and Hancock Whitney Bank.

10.4	Promissory Note, dated as of April 22, 2020, by and between Singleton Assets & Operations, LLC and Hancock Whitney Bank.

10.5	Promissory Note, dated as of April 22, 2020, by and between Legendary Assets & Operations, LLC and Hancock Whitney Bank.

10.6	Promissory Note, dated as of April 22, 2020, by and between South Shore Lake Erie Assets & Operations, LLC and Hancock Whitney Bank.

10.7	Promissory Note, dated as of April 22, 2020, by and between South Florida Assets & Operation, LLC and Hancock Whitney Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

By:	/s/ Jack Ezzell
Name:	Jack Ezzell
Title:	Chief Financial Officer

Dated: April 29, 2020

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